UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2020
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Amendments to our Credit Agreements

On October 5, 2020, LyondellBasell Industries N.V. (“LyondellBasell” or “we”) received the required lender consents to make amendments (collectively, the “Amendments”) to our (i) Amended and Restated Credit Agreement, dated June 5, 2014, among LyondellBasell and LYB Americas Finance LLC (“LYB Americas Finance”), as borrowers, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Deutsche Bank Securities Inc., as syndication agent and the other parties thereto (as amended, the “Revolving Credit Agreement”), (ii) Three Year Credit Agreement, dated March 29, 2019, among LyondellBasell, as guarantor, LYB Americas Finance, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, the “Term Loan Agreement”) and (iii) Receivables Purchase Agreement, dated September 11, 2012, by and among LYB Receivables LLC, as seller, Lyondell Chemical Company, as initial servicer, Mizuho Bank, Ltd., as administrator and letter of credit bank, and certain conduit purchasers, committed purchasers, letter of credit participants and purchaser agents that are parties thereto (as amended, the “U.S. Receivables Facility” and, together with the Revolving Credit Agreement and the Term Loan Agreement, the “Credit Agreements” and, each a “Credit Agreement”). Among other things, the Amendments amended each Credit Agreement’s maximum leverage ratio financial covenant to (a) 4.25 to 1.00 for the fiscal quarter ending December 31, 2020; (b) 4.50 to 1.00 for the fiscal quarter ending March 31, 2021; (c) 4.00 to 1.00 for the fiscal quarter ending June 30, 2021; (d) 3.75 to 1.00 for the fiscal quarter ending September 30, 2021; and (e) 3.50 to 1.00 for the fiscal quarter ending December 31, 2021 and thereafter; provided, that, to the extent our recently announced Louisiana joint venture with a subsidiary of Sasol Limited (the “Louisiana Joint Venture”) is consummated, the maximum leverage ratio financial covenant will automatically adjust to (a) 5.00 to 1.00 for the fiscal quarters ending December 31, 2020 and March 31,2021; (b) 4.75 to 1.00 for the fiscal quarter ending June 30, 2021; (c) 4.50 to 1.00 for the fiscal quarters ending September 30, 2021 and December 31, 2021; (d) 4.00 to 1.00 for the fiscal quarter ending March 30, 2022; (e) 3.50 to 1.00 for the fiscal quarter ending June 30, 2022 (or, if the Louisiana Joint Venture is consummated after December 31, 2020, 4.00 to 1.00); and (f) 3.50 to 1.00 for the fiscal quarter ending September 30, 2022 and thereafter. In addition, with respect to the Revolving Credit Agreement and the Term Loan Agreement, the Amendments further restrict certain dividends and other specified Restricted Payments (as defined in the Revolving Credit Agreement and Term Loan Agreement).

Other Information

LyondellBasell is providing the disclosure set forth below, in connection with a registered offering of senior unsecured notes. This information should be read in conjunction with the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and the information under the caption “Cautionary Statement Regarding Forward-Looking Statements” in this Current Report on Form 8-K.
Recent Developments

Start-Up of New Bora LyondellBasell Joint Venture in China

On September 1, 2020, we announced the establishment and start-up of a new joint venture polyolefin complex in the Liaoning province of northeastern China and made an equity contribution of approximately $472 million in connection therewith. First announced in September 2019, the 50:50 joint venture with Liaoning Bora Enterprise Group (‘‘Bora’’) will operate under the name Bora LyondellBasell Petrochemical Co. Ltd. (‘‘BLYB’’). The BLYB facility includes a 1.1 million metric ton per annum flexible naphtha / LPG cracker and associated polyethylene production capacity of 800,000 metric tons per annum and 600,000 metric tons per annum of polypropylene. The materials produced at the facility will be sold for use within China.

Potential Asset Impairment

We evaluate property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, the asset is written down to its estimated fair value.

We expect a prolonged period of reduced demand and compressed margins that will decrease profitability for transportation fuels made by our Houston refinery. The lower profitability is a result of the impacts of the COVID-19 pandemic and associated reductions in mobility affecting the global economy. In addition, the refinery is expected to continue to be adversely affected by reduced supply and lower discounts for the heavy crude oil feedstocks that we utilize. Due to these trends, in the course of preparing our financial results for the quarter ended September 30, 2020, we are in the process of assessing our Houston refinery’s property, plant and equipment for possible impairment. The impairment analysis is being prepared by management based upon certain expectations including future commodity prices, margins on refined products and operating rates and capital expenditures, each of which remain subject to further refinement.

We expect that following this assessment, we will recognize a non-cash impairment charge in the third quarter of 2020. The current book value of the Houston refinery's property, plant and equipment is approximately $1.1 billion. While we have not completed our determination of the amount of any impairment, we do not expect it to result in any material future cash expenditures. The determination regarding the amount of any impairment is not expected to be known until our financial statements for the quarter ended September 30, 2020 are finalized.

Risk Factor

We may be required to record material charges against our earnings due to any number of events that could cause us to impair our assets.

We may be required to reduce production or idle facilities for extended periods of time or exit certain businesses as a result of the cyclical nature of our industry. Specifically, oversupplies of or lack of demand for particular products or high raw material prices may cause us to reduce production. We may choose to reduce production at certain facilities because we have off-take arrangements at other facilities, which make any reductions or idling unavailable at those facilities. We routinely monitor these and other indicators that may lead us to test our assets for impairment, which results in a charge to earnings. Any decision to permanently close facilities or exit a business may also result in impairment or other charges to earnings.

Temporary outages or reduced production at our facilities can last for several quarters and sometimes longer. These outages could cause us to incur significant costs, including the expenses of maintaining and restarting these facilities. In addition, even though we may reduce production at facilities, we may be required to continue to purchase or pay for utilities or raw materials under take-or-pay supply agreements.

Events surrounding the ongoing COVID-19 pandemic continue to depress demand for some of our products, including extended loss of demand and resulting pricing pressures for transportation fuels made by our Houston refinery. Lower refining and marketing margins may reduce the amount of refined products we produce, which may reduce our revenues, income from operations and cash flows. Significant and sustained reductions in refining and marketing gross margins could require us to further reduce our capital expenditures, or impair the carrying value of our assets (such as property, plant and equipment or inventory). For example, we expect to recognize a non-cash impairment charge in the third quarter of 2020 related our Houston refinery. If conditions that contributed to this impairment worsen or impact other assets, we may incur additional non-cash impairments and such impairments may be material to our results of operations.

Cautionary Statement Regarding Forward-Looking Statements

The statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this Current Report on Form 8-K, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, impairment charges or the ability to generate revenues, income or cash flow or to pay dividends are forward-looking statements. Actual results could differ materially based on factors including, but not limited to, market conditions, the results of any repayment or redemption of indebtedness, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; our ability to complete the transactions described herein, including the Louisiana Joint Venture, and the timing of such transactions; the receipt of all required governmental and shareholder approvals for such transactions; our ability to achieve expected synergies from such transactions; the completion of the acquisition of joint venture assets in the future and ability to recognize the anticipated benefits thereof; uncertainties related to the extent and duration of the pandemic-related decline in demand, or other impacts due to the COVID-19 pandemic in geographic regions or markets served by us, or where our operations are located, including the risk of prolonged recession; future financial and operating results; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to amend, extend, repay, service, and reduce our debt. . Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019, and our Form 10-Q for the quarter ended March 31, 2020, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	October 6, 2020	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President and Chief Legal Officer